UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023 (December 30, 2022)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On December 30, 2022, pursuant to the 2016 Employee Preferred Stock Plan (the “2016 Preferred Stock Plan”) of Altisource Asset Management Corporation (the “Company”) and the approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), the Company issued 1,000 shares of Series N Preferred Stock (the “Series N Preferred Stock”) to Jason Kopcak, Chief Executive Officer of the Company, and 1,000 shares of Series O Preferred Stock (the “Series O Preferred Stock”) to Stephen R. Krallman, Chief Financial Officer of the Company. Both issuances were valued at $10.00 per share. Holders of the Company’s preferred stock have the right to a preferred stock dividend when and if declared by the Board. The Board intends that Mr. Kopcak’s preferred stock dividend will include one share of common stock for every three shares of common stock the Company repurchases during the prior quarter.
Each of Mr. Kopcak and Mr. Krallman are eligible participants under the 2016 Preferred Stock Plan, which was approved by the Company’s stockholders at the 2016 Annual Meeting of Stockholders. Shares of additional similar series of preferred stock were offered to the Company’s other U.S. Virgin Islands resident employees as well. The Company adopted the 2016 Preferred Stock Plan to induce employees to become employed and remain employees of the Company in the U.S. Virgin Islands. Each of the preferred stock agreements (each, a “Preferred Stock Agreement”) under which Mr. Kopcak received his grant of Series N Preferred Stock and under which Mr. Krallman received his grant of Series O Preferred Stock provide that the shares are subject to, and shall be held by him in accordance with, the 2016 Preferred Stock Plan and that he must not sell or otherwise dispose of such shares of preferred stock other than sales back to the Company upon termination of his employment for any reason, as required under the 2016 Preferred Stock Plan.
The foregoing descriptions of the Preferred Stock Agreements with each of Mr. Kopcak and Mr. Krallman are qualified in their entirety by reference to the full text of the form of the Preferred Stock Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The terms of Series N Preferred Stock held by Mr. Kopcak and the Series O Preferred Stock held by Mr. Krallman are described in the Amended and Restated Articles of Incorporation of Altisource Asset Management Corporation (which is incorporated by reference from Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on January 5, 2017).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Preferred Stock Agreement
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
January 5, 2023	By:	/s/ Kevin Sullivan
Kevin Sullivan General Counsel